UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Supply Agreement with Wuxi Suntech Power Co., Ltd.

On June 13, 2007, Hoku Materials, Inc., or Hoku Materials, a subsidiary of Hoku Scientific, Inc., or Hoku Scientific, entered into a supply agreement with Wuxi Suntech Power Co., Ltd., or Suntech, for the sale and delivery of polysilicon to Suntech over a ten-year period beginning in July 2009, or the Suntech Supply Agreement. On May 12, 2008, Hoku Materials and Suntech entered into an Amended and Restated Supply Agreement, or the Amended Suntech Supply Agreement. Under the Amended Suntech Supply Agreement, up to approximately $678 million may be payable by Suntech to Hoku Materials during a ten-year period, subject to the achievement of certain milestones, the acceptance of product deliveries and other conditions. Additional amounts may be payable for polysilicon products shipped in 2009.

Pursuant to the Amended Suntech Supply Agreement, Hoku Materials is required to grant to Suntech a security interest in all of the tangible and intangible assets of Hoku Materials, and Hoku Scientific is required to grant to Suntech a security interest in all of the equity interests in Hoku Materials owned by Hoku Scientific, in each case to serve as collateral for Hoku Materials’s obligations under the Amended Suntech Supply Agreement.

The term of the Supply Agreement is ten years from the date of the first shipment in 2009, which is approximately July 1, 2019. In addition, each party may terminate the Amended Suntech Supply Agreement at an earlier date under certain circumstances, including, but not limited to, the bankruptcy, assignment for the benefit of creditors, liquidation or a material breach of the other party. Hoku Materials’s failure to deliver a predetermined quantity of polysilicon by December 31, 2009 or to complete successfully any of the polysilicon production and quality tests set forth in the Amended Suntech Supply Agreement within specified periods of time would constitute a material breach by Hoku Materials under the terms of the Amended Suntech Supply Agreement, among other circumstances. In addition, either party may elect to terminate the Amended Suntech Supply Agreement if Hoku Materials has failed to raise $75 million in gross aggregate proceeds from bank debt, equity financing (including the $25 million in proceeds from Hoku Scientific’s private placement of common stock on February 29, 2008), customer prepayments actually received in cash by Hoku Materials for polysilicon products (not including commitments for future prepayments, or amounts placed in escrow or secured by letters of credit), or any combination of the foregoing by December 31, 2008 to finance the construction of Hoku Materials’s polysilicon facility. Upon the expiration or termination of the Amended Suntech Supply Agreement, Hoku Materials is generally required to refund to Suntech the entire amount of the $47 million prepayment or cancel the letters of credit, less any part of the $47 million that has been applied to the purchase price of products delivered under the Amended Suntech Supply Agreement.

The Suntech Supply Agreement is filed as Exhibit 10.48 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 6, 2007. The Amended Suntech Supply Agreement will be filed with our Annual Report on Form 10-K for the fiscal year ending March 31, 2008.

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended and Restated Supply Agreement with Solarfun Power Hong Kong Limited

On November 19, 2007, Hoku Scientific entered into a supply agreement with Solarfun Power Hong Kong Limited, or Solarfun, a subsidiary of Solarfun Power Holdings Co., Ltd., for the sale and delivery of polysilicon to Solarfun over an eight-year period beginning in July 2009, or the Solarfun Supply Agreement. On January 7, 2008, Hoku Scientific and Solarfun entered into an Amended and Restated Supply Agreement, or the First Amended Solarfun Supply Agreement. On February 4, 2008, Hoku Scientific assigned all of its right, title and interest to the First Amended Solarfun Supply Agreement to Hoku Materials, and on February 22, 2008, Hoku Scientific and Hoku Materials, as joint beneficiaries, received a stand-by letter of credit in the amount of $44 million issued by Citibank N.A., as security for Solarfun’s prepayment obligations to Hoku Materials under the First Amended Solarfun Supply Agreement.

On May 13, 2008, Hoku Materials and Solarfun entered into a Second Amended and Restated Supply Agreement, or the Second Amended Solarfun Supply Agreement, to increase the term of the supply commitment from eight to ten years, which increases the total amounts that may be payable to Hoku Materials during the term of the Second Amended Solarfun Supply Agreement from $306 million for the eight year term to approximately $384 million for the ten year term. Under the Second Amended Solarfun Supply Agreement, Solarfun is required to pay Hoku Materials $44 million, as a prepayment for future product deliveries, in increments of $19 million, $20 million, and $5 million on or before September 30, 2008, March 31, 2009, and March 31, 2010, respectively.

The term of the Second Amended Solarfun Supply Agreement is ten years from the date of the first shipment in 2009. Each party, however, may terminate the Second Amended Solarfun Supply Agreement at an earlier date under certain circumstances, including, but not limited to, Hoku Materials’s inability to raise $75 million in gross aggregate proceeds from bank debt, equity financing (including the $25 million in proceeds from Hoku Scientific’s private placement of common stock on February 29, 2008), customer prepayments actually received in cash by Hoku Materials for polysilicon products (not including commitments for future prepayments, or amounts placed in escrow or secured by letters of credit), or any combination of the foregoing by December 31, 2008 to finance the construction of Hoku Materials’s polysilicon facility; the bankruptcy, assignment for the benefit of creditors, liquidation or a material breach of the other party. Solarfun may delay payment of the $44 million prepayment for products until such time as Hoku Materials has raised the $75 million in financing proceeds.

Hoku Materials’s failure to commence shipments of polysilicon by December 31, 2009 would constitute a material breach by Hoku Materials under the terms of the Second Amended Solarfun Supply Agreement, among other circumstances. Solarfun’s failure to deliver a new standby letter of credit within ten days, would constitute a material breach by Solarfun, among other circumstances. In the event that such standby letter of credit is not provided, then the Second Amended Solarfun Supply Agreement will be void, and the First Amended Solarfun Supply Agreement will continue unchanged.

Upon a termination of the Second Amended Solarfun Supply Agreement by Solarfun, Hoku Materials is generally required to refund to Solarfun the entire amount of the $55 million prepayment, or cancel the letters of credit, as applicable, less any part of the $55 million that has been applied to the purchase price of products delivered under the Second Amended Solarfun Supply Agreement. Pursuant to the Second Amended Solarfun Supply Agreement, Hoku Materials has granted to Solarfun a security interest in all of its tangible and intangible assets related to its polysilicon business to serve as collateral for Hoku Materials’s obligation to repay the $55 million deposit if the Second Amended Solarfun Supply Agreement is terminated by Solarfun. Upon a termination of the Supply Agreement by Hoku Materials, Hoku Materials may generally retain the entire amount of the $55 million prepayment, less any part of the $55 million that has been applied to the purchase price of products delivered under the Second Amended Solarfun Supply Agreement, as liquidated damages.

The Solarfun Supply Agreement is filed as Exhibit 10.58 to our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007, filed with the Securities and Exchange Commission on February 1, 2008. The First Amended Solarfun Supply Agreement is filed as Exhibit 10.60 to our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007, filed with the Securities and Exchange Commission on February 1, 2008. The Second Amended Solarfun Supply Agreement will be filed with our Annual Report on Form 10-K for the fiscal year ending March 31, 2008.

Item 2.02. Results of Operations and Financial Condition.

Fiscal Year and Fourth Quarter Ended March 31, 2008 Financial Results

On May 13, 2008, Hoku Scientific, Inc. issued a press release announcing its financial results for the fiscal year and fourth quarter ended March 31, 2008 entitled “Hoku Scientific, Inc. Reports Results for Fiscal Year and Fourth Quarter Ended March 31, 2008.” The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of this Report on Form 8-K, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Hoku Scientific, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release, dated May 13, 2008, entitled “Hoku Scientific, Inc. Reports Results for Fiscal Year and Fourth Quarter Ended March 31, 2008.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 13, 2008

Hoku Scientific, Inc.

By:	/s/ Dustin Shindo
Dustin Shindo Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release, dated May 13, 2008, entitled “Hoku Scientific, Inc. Reports Results for Fiscal Year and Fourth Quarter Ended March 31, 2008.”